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                                                                     EXHIBIT 5.0

                                May 20, 1997



Credence Systems Corporation
215 Fourier Avenue
Fremont, California  94539


           Re: Credence Systems Corporation Registration Statement for Offering of an aggregate of 700,000 Shares of Common Stock

Ladies and Gentlemen:

  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 500,000 shares of the Company's common stock ("Common Stock") authorized for issuance under the Company's 1993 Stock Option Plan and (ii) 200,000 shares of Common Stock under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1993 Stock Option Plan and Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP

                              BROBECK, PHLEGER & HARRISON LLP